UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2020

GOOD HEMP, INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-54509	45-2578051
(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Ctr. Dr., Ste. 1469, Cornelius, NC	28031
(Address of Principal Executive Offices)	(Zip Code)

1-800-947-9197

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On July 29, 2020, Good Hemp, Inc. (the “Company”) sold a third party investor (the “Investor”) the following securities (the “Securities”) for an aggregate purchase price of $250,000: (i) 250,000 shares of the Company’s Series B-1 Convertible Preferred Stock, (ii) non-cashless warrants to purchase 250,000 shares of the Company’s Series B-2 Convertible Preferred Stock for $1.00 per share terminating on January 21, 2021, (iii) non-cashless warrants to purchase 250,000 shares of the Company’s Series B-2 Convertible Preferred Stock for $1.00 per share terminating on July 21, 2021, and (iv) non-cashless warrants to purchase 250,000 shares of the Company’s Series B-2 Convertible Preferred Stock for $1.00 per share terminating on January 21, 2022. The Securities were sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation, the Investor was accredited, and the transaction did not involve a public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD HEMP, INC.

Dated: July 29, 2020	By:	/s/ William Alessi
William Alessi
Chief Executive Officer

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